Exhibit 99.1

Cleveland BioLabs, Inc. Files Registration Statement on Form S-4 for Proposed Merger with Cytocom Inc.

Combined public entity to develop and commercialize next-generation immune therapies that address unmet needs in oncology, infectious disease, inflammation and auto-immune-mediated conditions

FORT COLLINS, CO., and BUFFALO, NY, FEBRUARY 17, 2021 /PRNewswire/ -- Cleveland BioLabs, Inc. (NASDAQ: CBLI), an innovative biopharmaceutical company developing novel approaches to activate the immune system, filed a registration statement on Form S-4 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (SEC) in connection with its previously announced merger agreement with Cytocom Inc., a leading biopharmaceutical company creating next-generation immune therapies that deliver immune homeostasis.

The Registration Statement is not yet in effect. However, the Registration Statement, including the proxy statement/ prospectus contained therein, contains important information about the proposed transaction and the parties to the transaction. The filing represents an important step toward Cytocom and Cleveland BioLabs’ intended combination of their businesses to become a single, publicly-traded company. The parties expect that the common stock of the combined company will trade on the Nasdaq Capital Market under the symbol “CYTO,” and that the merger will potentially close during the second quarter of 2021.

As previously announced, the combined company will include a shareholder base comprised of legacy Cytocom shareholders, legacy Cleveland BioLabs shareholders and legacy ImQuest Life Sciences shareholders. Immediately following the merger, legacy Cleveland BioLabs shareholders are expected to own approximately 39% of the outstanding shares of the combined company on a fully diluted basis and legacy Cytocom shareholders (including former ImQuest shareholders) are expected to own approximately 61% of the outstanding shares of the combined company on a fully diluted basis.

The proposed merger between Cleveland Biolabs and Cytocom, and Cytocom’s intended acquisition of ImQuest Life Sciences, have the potential to create a transformative growth opportunity for Cytocom, as well as the shareholders of both Cleveland BioLabs and ImQuest Life Sciences.

Following completion of the proposed business combination, Cytocom’s experienced management team will become the management team of the combined company. Michael K. Handley will serve as President and CEO of the new Cytocom. The combined company’s board of directors will be composed of up to seven members, consisting of three individuals designated by Cleveland BioLabs, two of whom will be current board members Randy Saluck and Lea Verny and the third of whom will be designated at a later time, and four individuals designated by Cytocom, three of whom will be Michael K. Handley, Taunia Markvicka, and Steve Barbarick, and the fourth of whom will be designated at a later time.

About Cytocom

Cytocom Inc. is a clinical-stage biopharmaceutical company developing novel immunotherapies targeting autoimmune, inflammatory, infectious diseases and cancers based on a proprietary platform designed to rebalance the body's immune system and restore homeostasis. Cytocom is developing therapies designed to elicit directly within patients a robust and durable response of antigen-specific killer T cells and antibodies, thereby activating essential immune defenses against autoimmune, inflammatory, infectious diseases, and cancers. Specifically, Cytocom has four programs in late-stage clinical development in Crohn’s disease, Fibromyalgia, Multiple Sclerosis and Pancreatic Cancer. Cytocom believes that its technologies can meaningfully leverage the human immune system for prophylactic and therapeutic purposes by eliciting killer T cell response levels not achieved by other published immunotherapy approaches. Cytocom's immunomodulatory technology restores the balance between the cellular (Th1) and the humoral (Th2) immune systems. Immune balance is regulated through T-helper cells that produce cytokines. The Th1 lymphocytes help fight pathogens within cells like cancer and viruses through interferon-gamma and macrophages. The Th2 lymphocytes target external pathogens like cytotoxic parasites, allergens, toxins through the activation of B-cells and antibody production to effect to dendritic cells, which are natural activators of killer T cells, also known as cytotoxic T cells, or CD8+ T cells. Furthermore, the Cytocom technology antagonizes the Toll-like Receptors to inhibit pro-inflammatory cytokines. To learn more about Cytocom, Inc., please visit www.cytocom.com

About Cleveland BioLabs

Cleveland BioLabs, Inc. is an innovative biopharmaceutical company developing novel approaches to activate the immune system and address serious medical needs. Cleveland BioLabs' proprietary platform of Toll-like immune receptor activators addresses conditions such as radiation sickness and cancer treatment side effects. Cleveland Biolabs’ most advanced product candidate, Entolimod is being developed as a medical radiation countermeasure for preventing death from acute radiation syndrome and, through its joint venture with Everon Biosciences, LLC - Genome Protection, Inc. – for other anticancer and antiaging indications. Additionally, Cleveland BioLabs also conducts business in the Russian Federation through a joint venture with Joint Stock Company RUSNANO, Panacela Labs, Inc. Cleveland BioLabs maintains strategic relationships with the Cleveland Clinic and Roswell Park Cancer Institute. To learn more about Cleveland BioLabs, please visit http://www.cbiolabs.com.

Additional Information and Where to Find It

Cleveland BioLabs has filed a Registration Statement on Form S-4 containing a proxy statement/prospectus of Cleveland BioLabs and other documents concerning the proposed merger with the SEC. Before making any voting decision, Cleveland BioLabs stockholders are urged to read the proxy statement/prospectus in its entirety and any other documents filed by Cleveland BioLabs with the SEC in connection with the proposed merger or incorporated by reference therein because they contain important information about the proposed transaction and the parties to the proposed transaction. Investors and stockholders can obtain a free copy of the proxy statement/prospectus and other documents containing important information about Cleveland BioLabs and Cytocom through the website maintained by the SEC at www.sec.gov. Cleveland BioLabs also makes available free of charge at www.cbiolabs.com (in the “Investors” section), copies of materials that Cleveland BioLabs files with, or furnishes to, the SEC.

Participants in the Solicitation

This document does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities. Cleveland BioLabs and Cytocom, and each of their respective directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the stockholders of Cleveland BioLabs in connection with the proposed merger. Security holders may obtain information regarding the names, affiliations and interests of Cleveland BioLabs’ directors and officers in Cleveland BioLabs’ Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on April 15, 2020, and Amendment No. 1 to its Annual Report on Form 10-K, which was filed with the SEC on April 29, 2020. To the extent the holdings of Cleveland BioLabs’ securities by the directors and executive officers of Cleveland BioLabs have changed from the amounts set forth in Cleveland BioLabs’ amended Annual Report, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals in the proposed merger will be included in the proxy statement/prospectus relating to the proposed merger when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and Cleveland BioLabs’ website at www.cbiolabs.com.

Forward Looking Statements:

This press release contains forward-looking statements that involve risks and uncertainties. All statements other than statements of current or historical fact contained in this press release, including statements regarding the future financial position, business strategy, new products, budgets, liquidity, cash flows, projected costs, regulatory approvals, the impact of any laws or regulations applicable to Cleveland BioLabs or Cytocom, plans and objectives of management for future operations, the expected ownership in the combined company by the former Cytocom securityholders and securityholders of Cleveland BioLabs as of immediately prior to the merger and governance of the combined company are forward-looking statements. The words “anticipate,” “believe,” “continue,” “should,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements on the current expectations about future events held by management of both companies. While we believe these expectations are reasonable, such forward-looking statements are inherently subject to risks and uncertainties, many of which are beyond the control of either company. The actual future results of Cleveland BioLabs or Cytocom may differ materially from those discussed here for various reasons. Cleveland BioLabs discusses many of these risks in Item 1A under the heading “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2019, as updated by its other filings with the SEC. Factors that may cause such differences include, but are not limited to, the risk that the proposed merger may not be completed in a timely manner or at all, which may adversely affect Cleveland BioLabs’ business and the price of Cleveland BioLabs’ common stock; the failure of either party to satisfy any of the conditions to the consummation of the proposed merger, including the approval of Cleveland BioLabs’ stockholders; uncertainties as to the timing of the consummation of the proposed merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the effect of the announcement or pendency of the proposed merger on Cleveland BioLabs’ business relationships, operating results and business generally; risks that the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed merger; risks related to diverting management’s attention from each company’s ongoing business operations; the outcome of any legal proceedings that may be instituted against Cleveland BioLabs or Cytocom related to the merger agreement or the proposed merger; unexpected costs, charges or expenses resulting from the proposed merger; each company’s need for additional financing to meet its business objectives; the history of operating losses experienced by both companies; the substantial doubt expressed by each company’s independent auditors about its respective ability to continue as a going concern; each company’s ability to successfully develop, obtain regulatory approval for, and commercialize its products in a timely manner; each company’s plans to research, develop and commercialize its product candidates; each company’s ability to attract collaborators with development, regulatory and commercialization expertise; each company’s plans and expectations with respect to future clinical trials and commercial scale-up activities; each company’s reliance on third-party manufacturers of its product candidates; the size and growth potential of the markets for each company’s product candidates, and each company’s ability to serve those markets; the rate and degree of market acceptance of each company’s product candidates; regulatory requirements and developments in the United States, the European Union and foreign countries; the performance of each company’s third-party suppliers and manufacturers; the success of competing therapies that are or may become available; each company’s ability to attract and retain key scientific or management personnel; Cleveland BioLabs’ historic reliance on government funding for a significant portion of its operating costs and expenses; government contracting processes and requirements; the exercise of control over Cleveland BioLabs by its majority stockholder; the geopolitical relationship between the United States and the Russian Federation as well as general business, legal, financial and other conditions within the Russian Federation; each company’s ability to obtain and maintain intellectual property protection for its product candidates; each company’s potential vulnerability to cybersecurity breaches; and other factors discussed in other SEC filings of Cleveland BioLabs, including its Annual Report on Form 10-K for the year ended December 31, 2019.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. We do not undertake any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.

Contact

Cytocom Media:
Tiberend Strategic Advisors, Inc.
Johanna Bennett
212-375-2686
jbennett@tiberend.com

Cytocom Investors:
Maureen McEnroe, CFA/Miriam Weber Miller
212-375-2664/212-375-2694

mmcenroe@tiberend.com

mmiller@tiberend.com

Cleveland BioLabs:

Cleveland BioLabs, Inc.
(716) 849-6810 ext. 101
investor.relations@cbiolabs.com